AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

               BUMGARNER ENTERPRISES, INC., a Florida corporation,

               RANGER INDUSTRIES, INC., a Connecticut corporation

                                       AND

               BEI ACQUISITION CORPORATION, a Florida corporation



                            DATED: DECEMBER 29, 2000






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                                TABLE OF CONTENTS
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RECITALS..........................................................................................................1
1        DEFINITIONS..............................................................................................1
                  1.1      "Affiliate.............................................................................1
                  1.4      "Best Efforts".........................................................................2
                  1.5      "Breach"...............................................................................2
                  1.6      "Bumgarner Common Stock"...............................................................2
                  1.7      "Bumgarner Disclosure Schedule"........................................................2
                  1.8      "Bumgarner Material Adverse Effect"....................................................2
                  1.9      "Closing"..............................................................................2
                  1.10     "Closing Date".........................................................................2
                  1.11     "Code".................................................................................2
                  1.13     "Consent"..............................................................................2
                  1.14     "Contemplated Transactions"............................................................3
                  1.15     "Contract".............................................................................3
                  1.16     "Damages"..............................................................................3
                  1.18     "Effective Time".......................................................................3
                  1.19     "Encumbrance"..........................................................................3
                  1.20     "Environmental Requirements"...........................................................3
                  1.21     "ERISA"................................................................................3
                  1.22     "ERISA Affiliate"......................................................................3
                  1.23     "Exchange Act".........................................................................4
                  1.24     "Exchange Act Reports".................................................................4
                  1.25     "Facilities"...........................................................................4
                  1.26     "GAAP" ................................................................................4
                  1.27     "Governmental Authorization" ..........................................................4
                  1.28     "Governmental Body" ...................................................................4
                  1.29     "HSR Act" .............................................................................4
                  1.30     "Intangible"...........................................................................4
                  1.31     "IRS" .................................................................................5
                  1.32     "Knowledge" ...........................................................................5
                  1.33     "Legal Requirement" ...................................................................5
                  1.34     "Order" ...............................................................................6
                  1.35     "Ordinary Course of Business" .........................................................6
                  1.36     "Organizational Documents" ............................................................6
                  1.38     "Person" ..............................................................................6
         "Proceeding" ............................................................................................6
                  1.40     "Ranger Common Stock"..................................................................6
                  1.41     "Ranger Disclosure Schedule" ..........................................................6
                  1.42     "Ranger Material Adverse Effect" ......................................................6


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                  1.44     "Related Person" ......................................................................6
                  1.45     "Representative" ......................................................................7
                  1.46     "Securities Act" ......................................................................7
                  1.47     "Software" ............................................................................8
                  1.48     "Subsidiary" ..........................................................................8
                  1.49     "Surviving Corporation"................................................................8
                  1.50     "Tax Returns" .........................................................................8
                  1.51     "Taxes" ...............................................................................8
                  1.52     "Tender Offer".........................................................................8
                  1.54     "Threatened" ..........................................................................8
2        MERGER...................................................................................................8
                  2.1      The Merger.............................................................................8
                  2.2      Effective Time; Closing................................................................9
                  2.3      Effect of the Merger...................................................................9
                  2.4      Articles of Incorporation; Bylaws; Directors and Officers..............................9
                  2.5      Effect on Capital Stock................................................................9
                           (a)      Conversion of Bumgarner Common Stock..........................................9
                           (b)      Cancellation of Bumgarner-Owned Stock........................................10
                           (c)      Fractional Shares............................................................10
                           (d)      Dissenters Rights............................................................10
                  2.6      Exchange of Certificates..............................................................11
                           (a)      Ranger to Provide Common Stock...............................................11
                           (b)      Exchange Procedures..........................................................11
                           (c)      Distributions With Respect to Unexchanged Shares.............................11
                           (d)      Transfers of Ownership.......................................................11
                           (e)      Required Withholding.........................................................12
                           (f)      No Liability.................................................................12
                  2.7      Lost, Stolen or Destroyed Certificates................................................12
                  2.8      No Further Ownership Rights in Bumgarner Common Stock.................................12
                  2.9      Additional Actions....................................................................13
                  2.10     Tax and Accounting Consequences.......................................................13
                  3.1      Organization, Good Standing, Corporate Power..........................................13
                  3.2      Authority; No Conflict................................................................13
                  3.3      Capitalization........................................................................15
                  3.4      Books and Records.....................................................................16
                  3.5      Real Property Interests...............................................................16
                  3.6      Condition and Sufficiency of Assets...................................................16
                  3.7      No Undisclosed Liabilities............................................................16
                  3.8      Taxes.................................................................................16
                  3.9      No Bumgarner Material Adverse Effect..................................................17


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                  3.10     Non-Applicability of the HSR Act......................................................17
                  3.11     Employee Benefits Matters.............................................................18
                  3.12     Compliance With Legal Requirements; Governmental Authorizations.......................18
                  3.13     Legal Proceedings; Orders.............................................................18
                  3.14     Absence of Certain Changes and Events.................................................18
                  3.15     Contracts; No Defaults................................................................19
                  3.16     Insurance.............................................................................19
                  3.17     Environmental Matters.................................................................19
                  3.18     Employees.............................................................................19
                  3.19     Intellectual Property Rights of Bumgarner.............................................19
                  3.20     Relationships With Related Persons....................................................19
                  3.21     Brokers or Finders....................................................................19
                  3.22     Disclosure Documents..................................................................19
                  3.23     Disclosure............................................................................20
                  3.24     Vote Required.........................................................................20
4        REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF BEI ACQUISITION
AND RANGER.......................................................................................................20
                  4.2      Authority; No Conflict................................................................20
                  4.3      Capitalization of Ranger and BEI Acquisition..........................................21
                  4.4      Books and Records.....................................................................21
                  4.5      Real Property Interests...............................................................21
                  4.6      Taxes.................................................................................21
                  4.7      No Ranger Material Adverse Effect.....................................................22
                  4.8      Employee Benefits Matters.         ...................................................22
                  4.9      Compliance With Legal Requirements; Governmental Authorizations.......................22
                  4.10     Legal Proceedings; Orders.............................................................23
                  4.11     Absence of Certain Changes and Events.................................................23
                  4.12     Contracts; No Defaults................................................................23
                  4.13     Insurance.............................................................................23
                  4.14     Environmental Matters.................................................................23
                  4.15     Employees.............................................................................23
                  4.16     Government Contracts..................................................................23
                  4.17     Intellectual Property Rights of Ranger................................................24
                  4.18     Brokers or Finders....................................................................24
                  4.19     Disclosure Documents..................................................................24
                  4.20     Disclosure............................................................................24
                  4.21     No Shareholder Vote Required..........................................................24
5        CERTAIN AGREEMENTS OF THE PARTIES.......................................................................24


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                                                                                                               Page

                  5.1      No Solicitation.......................................................................24
                  5.2      Public Disclosure.....................................................................27
                  5.3      Reasonable Efforts; Notification......................................................27
                  5.4      Third Party Consents..................................................................28
                  5.5      Indemnification.......................................................................28
6        ADDITIONAL COVENANTS OF THE PARTIES.....................................................................29
                  6.1      Mutual Covenants......................................................................29
                           (a)      Tax-Deferred Treatment.......................................................29
                           (b)      Confidentiality; Access to Information.......................................29
                           (c)      Shareholder Approval.........................................................31
                           (d)      Tender Offer.................................................................31
                           (e)      .............................................................................32
                  6.2      Covenants of Bumgarner................................................................32
                  6.3      Covenants of Ranger...................................................................32
                  6.4      Closing and Post-Closing Covenants....................................................33
                           (a)      Resignation of Directors.....................................................33
                           (b)      Resignation of Officers......................................................33
                           (c)      Consulting Agreement.........................................................33
                           (d)      Limitation on Related Party Transactions.....................................33
7        CONDITIONS..............................................................................................34
                  7.1      Mutual Conditions.....................................................................34
                  7.2      Conditions to Obligations of BEI Acquisition and Ranger...............................34
                  7.3      Conditions to Obligations of Bumgarner................................................35
8        TERMINATION.............................................................................................36
                  8.1      Termination...........................................................................37
                  8.2      Notice of Termination; Effect of Termination..........................................38
                  8.3      Fees and Expenses.....................................................................38
                  8.4      Amendment.............................................................................38
                  8.5      Extension; Waiver.....................................................................38
9        MISCELLANEOUS...........................................................................................39
                  9.1      Survival of Representations and Warranties............................................39
                  9.2      Notices...............................................................................39
                  9.3      Further Assurances....................................................................40
                  9.4      Waiver................................................................................40
                  9.5      Entire Agreement and Modification.....................................................40
                  9.6      Assignments, Successors and No Third-Party Rights.....................................40
                  9.7      Section Headings, Construction........................................................41
                  9.8      Time of Essence.......................................................................41
                  9.9      Governing Law.........................................................................41
                  9.10     Counterparts..........................................................................41


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SIGNATURES.......................................................................................................42

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), is made and entered into as of this 29th day of December, 2000, by and among Ranger Industries, Inc., a Connecticut corporation ("Ranger"), BEI Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of Ranger ("BEI Acquisition") and Bumgarner Enterprises, Inc., a Florida corporation ("Bumgarner").

                                   RECITALS:

1. Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act ("Florida Law"), Ranger, BEI Acquisition and Bumgarner intend to enter into a transaction pursuant to which BEI Acquisition will be merged with and into Bumgarner.

2. The Board of Directors of Bumgarner (i) has determined that the Merger (as defined in Section 2.1) is consistent with and in furtherance of the long-term business strategy of Bumgarner and fair to, and in the best interests of, Bumgarner and its shareholders; (ii) has approved and declared advisable this Agreement, and has approved the Merger and the other Contemplated Transactions; and (iii) has determined to recommend that the shareholders of Bumgarner adopt and approve this Agreement and approve the Merger.

3. The Board of Directors of Ranger (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Ranger and is fair to, and in the best interests of, Ranger and its stockholders; (ii) has approved this Agreement, the Merger and the other Contemplated Transactions; and (iii) has approved the issuance of shares of common stock, $.01 par value per share, of Ranger ("Ranger Common Stock") pursuant to the Merger.

4. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1        DEFINITIONS.   The following terms shall have the following meanings:

         1.1 "Affiliate" is used in this Agreement to indicate a relationship with one (1) or more persons and when used shall mean any corporation or organization of which such person is an executive officer, director or partner or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities or financial interest therein; any trust or


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other estate in which such person has a beneficial interest or as to which such person serves as trustee or in any similar fiduciary capacity; any relative or spouse of such person, or any relative of such spouse (such relative being related to the person in question within the second degree); or any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         1.2 "Acquisition Proposal" is defined in this Agreement in Section 5.1.

         1.3 "Acquisition Transaction" is defined in this Agreement in Section 5.1.

         1.4 "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would reasonably use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits of this Agreement and the Contemplated Transactions to such Person.

         1.5 "Breach" means a "breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement and will be deemed to have occurred if there is or has been any inaccuracy in or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         1.6 "Bumgarner Common Stock" means the authorized shares of common stock of Bumgarner.

         1.7 "Bumgarner Disclosure Schedule" is defined in this Agreement in
Section 3.

         1.8 "Bumgarner Material Adverse Effect" means a material adverse effect on the financial condition, results of operation, business or properties of Bumgarner and its Subsidiaries taken as a whole.

         1.9 "Closing" is defined in this Agreement in Section 2.2.

         1.10 "Closing Date" is defined in this Agreement in Section 2.2.

         1.11 "Code" means the Internal Revenue Code of 1986, as amended, including regulations or other authoritative notices or rulings issued by the Internal Revenue Service thereunder.

         1.12 "Confidential Material" is defined in this Agreement in Section
6.1.

         1.13 "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).



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         1.14 "Contemplated Transactions" means all of the Contemplated
Transactions, including, without limitation:

         (a) The Merger;

         (b) The performance by BEI Acquisition, Ranger and Bumgarner of their respective covenants and obligations under this Agreement; and

         (c) The Tender Offer and the transactions contemplated by the Tender Offer Statement.

         1.15 "Contract" means any agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         1.16 "Damages" means any loss, liability, claim, damages, expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party.

         1.17 "Delivering Company" is defined in this Agreement in Section 6.1.

         1.18 "Effective Time" is defined in this Agreement in Section 2.2.

         1.19 "Encumbrance" means any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         1.20 "Environmental Requirements" means federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes.

         1.21 "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         1.22 "ERISA Affiliate" means any Person which would be required to be aggregated with Bumgarner under Code ss. 414(b), (c), (m) and/or (o) and/or under ERISA ss. 4001(a)(14) at any time during the period beginning seven (7) years prior to the Closing Date and ending immediately prior to the Closing.



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         1.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         1.24 "Exchange Act Reports" shall mean all reports and other documents which Ranger has filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 14 of the Exchange Act.

         1.25 "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by Bumgarner or any Subsidiary and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Bumgarner or any Subsidiary.

         1.26 "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4 were prepared.

         1.27 "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         1.28 "Governmental Body" means any national, state or municipal or other local government, state or municipal or other local governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

         1.29 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C.ss.18a, et seq.

         1.30 "Intangible" means:

         (a) Patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto;

         (b) Trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof and all goodwill associated therewith;

         (c) Copyrights and registrations and applications for registration thereof;

         (d) Maskworks and registrations and applications for registration thereof;

         (e) All right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or


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         to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment);

         (f) Trade secrets and confidential business information (including, without limitation, ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

         (g) Other proprietary rights;

         (h) All rights necessary to prevent claims of invasion of privacy, right of publicity, defamation, infringement of moral rights, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sale, or exhibition of the Software;

         (i) All income, royalties, damages and payments due at Closing or thereafter with respect to the Owned Software, Customer Software, Other Software, or other Intangibles and all other rights thereunder including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof;

         (j) All rights to use all of the foregoing forever; and

         (k) All other rights in, to, and under the foregoing in all countries.

         1.31 "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         1.32 "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, or a prudent individual given his position with Bumgarner could be expected to discover or otherwise become aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving or has served within the last three (3) years as a director, executive, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         1.33 "Legal Requirement" means any federal, state, local, municipal or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.



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         1.34 "Order" means any award, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         1.35 "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         1.36 "Organizational Documents" means (i) the Articles of Incorporation and the Bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iii) any amendment to any of the foregoing.

         1.37 "Other Filings" is defined in this Agreement in Section 6.1.

         1.38 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability Bumgarner, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         1.39 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         1.40 "Ranger Common Stock" means the authorized shares of common stock of Ranger.

         1.41 "Ranger Disclosure Schedule" is defined in this Agreement in
         Section 4.

         1.42 "Ranger Material Adverse Effect" means a material adverse effect on the financial condition, results of operation, business or properties of Ranger and all of its Subsidiaries taken as a whole.

         1.43 "Receiving Company" is defined in this Agreement in Section 6.1.

         1.44 "Related Person" means

         (a) with respect to a particular individual:

         (i)  each other member of such individual's Family;

         (ii) any Person that is directly or indirectly controlled by such individual or one (1) or more members of such individual's Family;


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        (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

         (iv) any Person with respect to which such individual or one (1) or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         (b) with respect to a specified Person other than an individual:

         (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (ii) any Person that holds a Material Interest in such specified
              Person;

        (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (iv) any Person in which such specified Person holds a Material
              Interest;

         (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (vi) any Related Person of any individual described in clause (ii) or
              (iii).

         (c) for purposes of this definition,

         (i) the "Family" of an individual includes (1) the individual's spouse and (2) any other natural person who is related to the individual or the individual's spouse within the second degree and

         (ii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of
              1934) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

         1.45 "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         1.46 "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.


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         1.47 "Software" means any computer program, operating system, applications system, microcode, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

         1.48 "Subsidiary" shall mean any entity which is owned in whole or in part by Ranger or Bumgarner, as the case may be.

         1.49 "Surviving Corporation" is defined in this Agreement in Section
2.1.

         1.50 "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         1.51 "Taxes" means all taxes, charges, fees, levies, interest, penalties, additions to tax or other assessments, including, but not limited to, income, excise, property, sales, use, value added and franchise taxes and customs duties, imposed by any Governmental Body and any payments with respect thereto required under any tax-sharing agreement.

         1.52 "Tender Offer" is defined in this Agreement in Section 6.1(d).

         1.53 "Tender Offer Statement" is defined in this Agreement in Section 6.1(d).

         1.54 "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

2        MERGER.

         2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, BEI Acquisition shall be merged with and into Bumgarner (the "Merger"), the separate corporate existence of BEI Acquisition shall cease and Bumgarner shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. Bumgarner as the surviving corporation after the Merger is sometimes hereinafter referred to as the "Surviving Corporation."


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         2.2 Effective Time; Closing. Subject to the provisions of this
Agreement, the parties hereto shall cause the Merger to be completed by filing Articles of Merger with the Secretary of State of the State of Florida in accordance with the relevant provisions of Florida Law (the "Articles of Merger") (the time of such filing (or such later time as may be agreed in writing by Bumgarner and Ranger and specified in the Articles of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, at a time and date to be specified by the parties, which shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Section 7, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

         2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Florida Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Bumgarner and BEI Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of Bumgarner and BEI Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4      Articles of Incorporation; Bylaws; Directors and Officers.

         (a) At the Effective Time, the Articles of Incorporation of Bumgarner, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and thereafter shall continue to be its Articles of Incorporation (until amended as provided under Florida Law).

         (b) The Bylaws of Bumgarner, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws (until amended as provided therein and under Florida Law).

         (c) The initial directors and officers of the Surviving Corporation shall be the directors and the officers of Bumgarner who are serving in such capacities immediately prior to the Effective Time, and such directors and officers shall continue to serve as the directors and officers of the Surviving Corporation in accordance with the Bylaws of the Surviving Corporation.

         2.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of BEI Acquisition, Bumgarner or the holders of any of the following securities, the following shall occur:

         (a) Conversion of Bumgarner Common Stock. Ranger will issue 14,720,000 shares of Ranger Common Stock in exchange for 100% of the outstanding shares of capital stock of Bumgarner (which consists solely of Bumgarner Common Stock). Therefore, each share of Bumgarner Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Bumgarner Common Stock to be canceled pursuant to Section 2.5(b) will be canceled and extinguished and automatically converted into the right to receive one share of Ranger Common Stock, unless adjusted as provided for herein ("Common Exchange Ratio").

         (b) Cancellation of Bumgarner-Owned Stock. Each share of Bumgarner Common Stock held by Bumgarner or any direct or indirect wholly-owned subsidiary of Bumgarner immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) Fractional Shares. As of the Effective Time, all shares of Bumgarner Common Stock in existence immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive a certificate representing a pro rata portion (rounded down to eliminate fractional shares) of the shares of Ranger Common Stock into which Bumgarner Common Stock was converted in the Merger.

         (i) The holders of certificates previously evidencing shares of Bumgarner Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Bumgarner Common Stock as of the Effective Time except as otherwise provided herein or by law. The holders of shares of Bumgarner Common Stock not represented by certificates will automatically, at the Effective Time, be deemed to hold and be entitled to receive certificates representing the appropriate number of whole shares of Ranger Common Stock.

         (ii) Certificates representing shares of Bumgarner Common Stock shall be exchanged for certificates representing whole shares of Ranger Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.6, without interest.

        (iii) No fractional shares of Ranger Common Stock will be issued in connection with the Merger and any holder of shares of Bumgarner Stock who would otherwise have received a fractional share of Ranger Common Stock shall not receive any share or fraction of a share of Ranger Common Stock in respect of such fractional share.

         (d) Dissenters Rights. It is a condition of the completion of the Contemplated Transactions that no person holding shares of Bumgarner Common Stock or Ranger Common Stock will exercise their rights to dissent from the transaction under applicable law.

         2.6      Exchange of Certificates.

         (a) Ranger to Provide Common Stock. Promptly after the Effective Time, Ranger shall supply, or shall cause to be supplied, to the holders of Bumgarner Common Stock for exchange in accordance with this Section 2.6, certificates evidencing Ranger Common Stock issuable pursuant to
         Section 2.5 in exchange for outstanding shares of Bumgarner Common
         Stock.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Ranger shall:

         (i) issue certificates representing the appropriate number of shares of Ranger Common Stock to persons shown on the records of Bumgarner as holding shares of Bumgarner Common Stock not represented by certificates (uncertificated shares) without further action by such holders; and

         (ii) provide for procedures allowing the holders of Bumgarner Common Stock who hold certificates representing shares of Bumgarner Common Stock at the Effective Time to receive certificates for shares of Ranger Common Stock upon surrender of such certificates of Bumgarner Common Stock in accordance with such procedures.

         (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Ranger Common Stock with a record date after the Effective Time, shall be paid to the holder of a certificate representing shares of Bumgarner Common Stock which has not been surrendered until the holder of such certificate shall surrender such certificate or comply with the lost instrument procedure set forth in Section 2.7. Subject to applicable law, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole shares of Ranger Common Stock issued in exchange therefore, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Ranger Common Stock.

         (d) Transfers of Ownership. If any certificate for shares of Ranger Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Ranger or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Ranger Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Ranger or any agent designated by it that such tax has been paid or is not payable.

         (e) Required Withholding. Each of Ranger and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Bumgarner Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         (f) No Liability. Notwithstanding anything to the contrary in this
         Section 2.6, neither Ranger, BEI Acquisition, Bumgarner nor the Surviving Corporation shall be liable to any holder of shares of Bumgarner Common Stock, or Ranger Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) Securities Act Restrictions. Shares of Ranger Common Stock issued pursuant to Section 2.5 shall not be transferable except in a transaction not requiring registration under the Securities Act. Ranger shall have the right to refuse to recognize any transfer of such shares unless it obtains an opinion in form and substance reasonably acceptable to Ranger, from counsel reasonable acceptable to Ranger, that the transfer does not involve a "sale" as defined in Section 5 of the Securities Act or that the transfer is exempt from registration under the Securities Act. Certificates evidencing shares of Ranger Common Stock issued pursuant to Section 2.5 shall bear the following legend:

                  "The shares evidenced by this certificate are "restricted shares" as defined in Rule 144 under the Securities Act of 1933 and may not be transferred except in compliance with
                  Section 2.6(g) of the Agreement and Plan of Merger and Reorganization, dated as of December 29, 2000, by and among Bumgarner Enterprises, Inc., Ranger Industries, Inc. and BEI Acquisition Corporation, a copy of which may be obtained from Ranger Industries, Inc."

         2.7 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Ranger shall issue (or cause to be issued) in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Ranger Common Stock as may be required pursuant to Section 2.5; provided, however, that Ranger may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Ranger with respect to the certificates alleged to have been lost, stolen or destroyed.

         2.8 No Further Ownership Rights in Bumgarner Common Stock. All shares of Ranger Common Stock issued upon the surrender for exchange of shares of Bumgarner Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bumgarner Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Bumgarner Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.

         2.9 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation or Ranger shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Bumgarner or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Bumgarner, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Bumgarner, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         2.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

3 REPRESENTATIONS AND WARRANTIES OF BUMGARNER As of the date hereof and as of the Closing Date, Bumgarner represents and warrants to BEI Acquisition and Ranger, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule and referencing a specific representation supplied by Bumgarner to the BEI Acquisition and Ranger (the "Bumgarner Disclosure Schedule"), as follows:

         3.1      Organization, Good Standing, Corporate Power.

         (a) Bumgarner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Bumgarner has no Subsidiaries, and is not qualified or required to be qualified, to do business in any other jurisdiction.

         (b) Bumgarner has delivered to Ranger copies of the Organizational Documents of Bumgarner, as currently in effect.

         3.2      Authority; No Conflict.

         (a) Bumgarner has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject only to obtaining the approval of the shareholders of Bumgarner of the Merger ("Shareholder Approval"), to complete the Contemplated Transactions. The execution and delivery of this Agreement by Bumgarner and the completion by Bumgarner of the Contemplated Transactions have been duly and validly approved by Bumgarner Board of Directors, as required by applicable law.

         (b) This Agreement, when executed and delivered by Bumgarner, will be a valid and binding obligation of Bumgarner, enforceable against Bumgarner in accordance with its terms, except as to the effect, if any, of

         (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and

         (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c) Neither the execution and delivery of this Agreement by Bumgarner nor, after obtaining the Shareholder Approval, the completion or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (i) Contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Bumgarner;

         (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or, to the Knowledge of Bumgarner, other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Bumgarner or any of the assets owned or used by Bumgarner may be subject;

        (iii) Subject to the filing of the Articles of Merger with the Florida Secretary of State, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Bumgarner or that otherwise relates to the business of, or any of the assets owned or used by Bumgarner;

         (iv) Cause Bumgarner to become subject to, or to become liable for the payment of, any Tax;

         (v) Cause any of the assets owned by Bumgarner to be reassessed or revalued by any taxing authority or other Governmental Body;

         (vi) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which Bumgarner is a party or by which Bumgarner or its respective properties are bound or affected; or

         (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Bumgarner.

         (d) Bumgarner is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the completion or performance of any of the Contemplated Transactions.

         3.3      Capitalization.

         (a) The authorized capital stock of Bumgarner consists of 20,000,000 shares of Bumgarner Common Stock and 10,000,000 shares of Preferred Stock ("Bumgarner Preferred Stock").

         (b) As of the date of this Agreement,

         (i) 14,720,000 shares of Bumgarner Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable held by the persons whose names, addresses and share ownership are set forth on Schedule 3.3;

         (ii) no shares of Bumgarner Preferred Stock are issued or outstanding, or held in treasury by Bumgarner or by any Subsidiary; and

        (iii) there are existing no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Bumgarner is a party or by which it is bound obligating Bumgarner to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Bumgarner or obligating Bumgarner to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

         (c) As of the date of this Agreement, except as contemplated by this Agreement and except as set forth in Schedule 3.3, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Bumgarner is a party or by which it is bound with respect to any equity security of any class of Bumgarner.

         3.4 Books and Records. The books of account, stock record books, and other records of Bumgarner, all of which have been made available to BEI Acquisition and Ranger, are complete and correct in all material respects.

         3.5 Real Property Interests. Bumgarner does not own or lease any real property.Bumgarner's sole asset is units ("Units") representing a 74.415% working interest in the Henryetta Joint Venture (the "Joint Venture") representing an equity interest in the right of Inter-Oil and Gas, Group, Inc. ("Inter-Oil") to find, remove, and sell all oil and gas reserves that exist beneath or are accessible from wells drilled on properties for which Inter-Oil owns such rights. The Units were acquired by Bumgarner pursuant to the Joint Venture Unit Purchase Agreement, dated as of September 29, 2000, between Inter-Oil and Gas Group, Inc. and Bumgarner (the "Joint Venture Purchase Agreement"). The Joint Venture Purchase Agreement remains in full force and effect and has not been amended or modified.. In connection with that option agreement, Bumgarner represents that it has delivered the following information to Ranger which is true, accurate, and complete in all material respects:

         (a) A copy of the Joint Venture Purchase Agreement and all letters of intent, memoranda of understanding, and other documents which led to the execution of the option agreement;

         (b) A copy of all information Bumgarner has with respect to the ownership of the property underlying the lands and mineral interests included within the option agreement;

         (c) A copy of all information Bumgarner has with respect to oil and gas reserves relating to the mineral interests included within the option agreement; and

         (d) A copy of all other information Bumgarner has obtained relating to the option agreement, the underlying lands and mineral interests, and the transactions contemplated thereby.

         3.6 Condition and Sufficiency of Assets. Bumgarner has no assets, other than the Units, that are material to its financial condition.

         3.7 No Undisclosed Liabilities. Bumgarner does not have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and not heretofore paid or discharged and current liabilities incurred in the Ordinary Course of Business since January 1, 2000.

         3.8      Taxes.

         (a) Bumgarner has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Bumgarner has paid in full or made adequate provision by the establishment of reserves in accordance with GAAP for all Taxes which have become due or which are attributable to the conduct of Bumgarner's business prior to January 1, 2000 (other than reserves for deferred Taxes and without regard to the materiality thereof). Bumgarner will continue to make adequate provision for all such Taxes in accordance with GAAP for all periods through the Closing Date (other than reserves for deferred Taxes and without regard to the materiality thereof). Bumgarner is not the beneficiary of any extension of time within which to file any Tax Return.

         (b) The Tax Returns of Bumgarner have never been audited by the IRS or other Governmental Body, nor are any such audits in process. There are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Returns of Bumgarner for any period. No adjustment relating to any Tax Return of the Company has been proposed formally or informally by any Tax authority and, to the best knowledge of the Sellers and the Company, no basis exists for any such adjustment. There are no Tax liens on any assets of the Company.

         (c) Bumgarner has not filed a consent under Code ss.341(f) concerning collapsible corporations. Bumgarner has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under any circumstances could obligate it to make any material payments that will not be deductible under Code ss.280G. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
         Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Bumgarner has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Bumgarner is not a party to any Tax allocation or sharing agreement. Bumgarner (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired. The Company is not subject to any accumulated earnings tax penalty or personal holding company tax.

         3.9 No Bumgarner Material Adverse Effect. Since January 1, 2000, there has not been any Bumgarner Material Adverse Effect, and to Bumgarner's Knowledge, no event has occurred and no circumstance exists that may result in a Bumgarner Material Adverse Effect other than with respect to general domestic or international economic conditions and other than the changes in Bumgarner's financial condition, business and operations as disclosed in Bumgarner's reports filed under the Exchange Act, which changes are continuing to date.

         3.10 Non-Applicability of the HSR Act. The ultimate parent entity of Bumgarner does not have either (i) total assets of $100,000,000 or more, as stated on the last regularly prepared balance sheet of that person, or (ii) annual net sales of $100,000,000 or more, as stated on the last regularly prepared annual statement of income and expense of that person, as those terms are defined in the Federal Trade Commission's implementing regulations under the HSR Act.

         3.11     Employee Benefits Matters.

         (a) Bumgarner has no plans, programs, or similar agreements, commitments or arrangements (including, but not limited to, any bonus, profit sharing, pension, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, tuition reimbursement, disability, sick leave, vacation, commission, retention or other arrangements), whether oral or written, sponsored or maintained by or on behalf of, or to which contributions are or were made by, Bumgarner and/or any ERISA Affiliate.

         (b) Bumgarner is not liable for and neither Bumgarner nor BEI Acquisition nor Ranger will be liable for, any contribution, Tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Plan maintained, sponsored or contributed to by an ERISA Affiliate, including, without limitation, withdrawal liability arising under Title IV of ERISA, liabilities to the PBGC, or liabilities under Code ss.412 or ERISA ss.302.

         3.12 Compliance With Legal Requirements; Governmental Authorizations.

         (a) Bumgarner is, and at all times since January 1, 2000, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where the failure to comply with a Legal Requirement would not have a Bumgarner Material Adverse Effect.

         (b) Bumgarner has all Governmental Authorizations necessary to conduct its business as presently conducted.

         3.13 Legal Proceedings; Orders. There is no pending Proceeding or to the Knowledge of Bumgarner, no such Proceeding has been Threatened and, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding.

         3.14 Absence of Certain Changes and Events. Since January 1, 2000, Bumgarner has conducted its business only in the Ordinary Course of Business except the transactions provided for in the Joint Venture Purchase Agreement in this Agreement and in the Tender Offer contemplated hereby.

         3.15 Contracts; No Defaults. Schedule 3.15 of Bumgarner Disclosure Schedule contains a complete and accurate list, and Bumgarner has delivered to BEI Acquisition and Ranger true and complete copies, of each Contract to which Bumgarner is a party.

         3.16     Insurance.  Bumgarner has no insurance policies.

         3.17 Environmental Matters. Bumgarner has obtained and is in compliance with all permits, licenses and other authorizations (collectively, "Permits") required to do business by Environmental Requirements. To Bumgarner's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions (collectively, "Conditions") resulting from the conduct of its business which Conditions may reasonably form the basis of any claim or suit against Bumgarner based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling by Bumgarner, or the emission, discharge, release or Threatened release by Bumgarner into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

         3.18 Employees. Bumgarner has no employees or commitments to pay any person as an employee or independent contractor except payment obligations to Charles Masters, as described in Schedule 3.18, and for professional assistance in accomplishing the Transactions.

         3.19 Intellectual Property Rights of Bumgarner. Bumgarner owns, leases, or licenses, no "Software" or "Intangibles" that are material to its business. All Software that Bumgarner uses is standard, off-the-shelf software which Bumgarner has a legal right to use.

         3.20 Relationships With Related Persons. Except for compensation payable to Charles Masters, as described in Schedule 3.18, no Related Person of Bumgarner has, or since January 1, 2000, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in Bumgarner's businesses.

         3.21 Brokers or Finders. Neither Bumgarner, nor its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.22 Disclosure Documents. None of the information supplied or to be supplied by Bumgarner for inclusion in or incorporation by reference in any proxy statement or tender offer statement will, in the case of the Proxy Statement, at the time of mailing of the Proxy Statement to stockholders of Bumgarner, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, at the time the tender offer is being completed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.23 Disclosure. No representation or warranty made by Bumgarner in this Agreement or any Exhibit hereto or in Bumgarner Disclosure Schedule, when taken together, contains or contained (as of the date made) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         3.24 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Bumgarner Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Bumgarner's capital stock necessary to approve this Agreement and the Contemplated Transactions.

4 REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF BEI ACQUISITION AND RANGER. As of the date of this Agreement and as of the Closing Date, BEI Acquisition and Ranger, jointly and severally, hereby represent and warrant to Bumgarner, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referenced by a specific representation supplied by Ranger to Bumgarner dated as of the date of this Agreement and certified by a duly authorized officer of Ranger (the "Ranger Disclosure Schedule") or as otherwise disclosed in the Exchange Act Reports, as follows:

         4.1 Exchange Act Reports. Ranger has a class of securities registered under Section 12(g) of the Exchange Act and has filed all Exchange Act Reports required to be filed by Ranger as of the date hereof. The Exchange Act Reports:

         (a) were prepared in accordance with the requirements of the Exchange Act, and

         (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no event has occurred since the date Ranger filed its annual report on Form 10-KSB for the year ended December 31, 1999, which renders Ranger's Exchange Act reports (or the financial statements contained therein) inaccurate or incomplete in any Material respect, except to the extent disclosed in a subsequently filed Exchange Act Report.

         4.2      Authority; No Conflict.

         (a) Ranger and BEI Acquisition each has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to complete the Contemplated Transactions. Without limitation of the foregoing sentence, Ranger represents and warrants that the approval of the shareholders of Ranger is not required for the completion of the Contemplated Transactions. The execution and delivery of this Agreement by Ranger and BEI Acquisition and the completion by Ranger and BEI Acquisition of the Contemplated Transactions have been duly and validly approved by Ranger's Board of Directors.

         (b) This Agreement is, or when executed and delivered by Ranger and BEI Acquisition will be, a valid and binding obligation of Ranger and BEI Acquisition, enforceable against Ranger and BEI Acquisition in accordance with its terms, except as to the effect, if any, of

         (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and

         (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.3 Capitalization of Ranger and BEI Acquisition. The authorized capital stock of Ranger consists of 20,000,000 shares of common stock, $.01 par value per share of which 5,278,644 shares were issued and outstanding as of November 30, 2000 and no shares of preferred stock are authorized, issued and outstanding. The authorized capital stock of BEI Acquisition consists of 1,000 shares of common stock, par value $.01 per share, all of which, as of the date hereof, are issued and outstanding. The shares of Ranger Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable. Neither Ranger nor BEI Acquisition have any plans or intentions to issue any additional shares of its capital stock or any instruments convertible into or exchangeable for shares of the capital stock of either.

         4.4 Books and Records. The books of account, stock record books, and other records of Ranger, all of which have been made available to the BEI Acquisition and Ranger, are complete and correct in all material respects.

         4.5 Real Property Interests. Ranger does not own or lease any real property, other than as described in Schedule 4.5.

         4.6 Taxes.

         (a) Ranger has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Ranger has paid in full or made adequate provision by the establishment of reserves in accordance with GAAP for all Taxes which have become due or which are attributable to the conduct of Ranger's business.

         (b) Ranger has not filed a consent under Code ss.341(f) concerning collapsible corporations. Ranger has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under any circumstances could obligate it to make any material payments that will not be deductible under Code ss.280G. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
         Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Ranger has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Ranger is not a party to any Tax allocation or sharing agreement. Ranger (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Parent has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         4.7 No Ranger Material Adverse Effect. Since January 1, 2000, there has not been any Ranger Material Adverse Effect, and to Ranger's Knowledge, no event has occurred and no circumstance exists that may result in a Ranger Material Adverse Effect other than with respect to general domestic or international economic conditions and other than the changes in Ranger's financial condition, business and operations as disclosed in Ranger's reports filed under the Exchange Act, which changes are continuing to date.

         4.8 Employee Benefits Matters.

         (a) Ranger and BEI Acquisition have no plans, programs, or similar agreements, commitments or arrangements (including, but not limited to, any bonus, profit sharing, pension, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, tuition reimbursement, disability, sick leave, vacation, commission, retention or other arrangements), whether oral or written, sponsored or maintained by or on behalf of, or to which contributions are or were made by, Ranger, BEI Acquisition and/or any ERISA Affiliate other than its employment agreement with Morton Handel.

         (b) Ranger and BEI Acquisition are not liable for and neither Bumgarner nor BEI Acquisition nor Ranger will be liable for, any contribution, Tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Plan maintained, sponsored or contributed to by an ERISA Affiliate, including, without limitation, withdrawal liability arising under Title IV of ERISA, liabilities to the PBGC, or liabilities under Code ss.412 or ERISA ss.302.

         4.9 Compliance With Legal Requirements; Governmental Authorizations.

         (a) Ranger and BEI Acquisition are, and at all times since January 1, 2000, have been, in full compliance with each Legal Requirement that is or was applicable to each or to the conduct or operation of each's business or the ownership or use of any of either of its assets except where the failure to comply with a Legal Requirement would not have a Ranger Material Adverse Effect.

         (b) Ranger and BEI Acquisition each have all Governmental Authorizations necessary to conduct its business as presently conducted.

         4.10 Legal Proceedings; Orders. There is no pending Proceeding or to the Knowledge of Ranger or BEI Acquisition (i) no such Proceeding has been Threatened and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding.

         4.11 Absence of Certain Changes and Events. Since January 1, 2000, Ranger and BEI Acquisition have each conducted its business only in the Ordinary Course of Business.

         4.12 Contracts; No Defaults. Ranger and the BEI Acquisition have delivered to Bumgarner a complete and accurate list, and true and complete copies, of each Contract to which either Ranger or the BEI Acquisition is a party. No such contract is in default, and no event has occurred pursuant to which any such contract, with or without notice, could be declared in default.

         4.13 Insurance. Ranger has obtained no insurance policies except as described in Ranger Disclosure Schedule. All such policies are in full force and effect.

         4.14 Environmental Matters. Ranger has obtained and is in compliance with all permits, licenses and other authorizations (collectively, "Permits") required to do business by Environmental Requirements. To Ranger's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions (collectively, "Conditions") resulting from the conduct of its business which Conditions may reasonably form the basis of any claim or suit against Ranger based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling by Ranger, or the emission, discharge, release or Threatened release by Ranger into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

         4.15 Employees. Ranger has no employees or commitments to pay any person as an employee or independent contractor except payment obligations to S&H Consulting, Ltd. pursuant to an agreement dated as of May 20, 2000 (the "S&H Agreement") and pursuant to its employment agreement with Morton Handel and for professional assistance in accomplishing the Transactions.

         4.16 Government Contracts. Ranger has no business contracts with any independent or executive agency, division, subdivision, audit group or procuring office of the federal government or of a state government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

         4.17 Intellectual Property Rights of Ranger. Ranger owns, leases, or licenses, no "Software" or "Intangibles" that are material to its business. All Software that Ranger uses is standard, off-the-shelf software which Ranger has a legal right to use.

         4.18 Brokers or Finders. Neither Ranger, nor its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, other than pursuant to the S&H Agreement.

         4.19 Disclosure Documents. None of the information supplied or to be supplied by Ranger for inclusion in or incorporation by reference in any proxy statement or tender offer statement will, in the case of the Proxy Statement, at the time of mailing of the Proxy Statement to stockholders of Ranger, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, at the time the tender offer is being completed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.20 Disclosure. No representation or warranty made by Ranger in this Agreement or any Exhibit hereto or in Ranger Disclosure Schedule, when taken together, contains or contained (as of the date made) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         4.21 No Shareholder Vote Required. Approval of the holders of the outstanding shares of Ranger Common Stock are not entitled to vote with respect to the Merger.

5        CERTAIN AGREEMENTS OF THE PARTIES.

         5.1      No Solicitation.

         (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 8, neither Bumgarner nor Ranger will, nor will either authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly,

         (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

         (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

        (iii) engage in discussions with any person with respect to any Acquisition Proposal;

         (iv) approve, endorse or recommend any Acquisition Proposal or

         (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction;

         (b) provided, however, that nothing contained in this Section 5.1. shall prohibit the Board of Directors of Bumgarner or Ranger from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 5.1 or the Tender Offer; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Ranger from furnishing information to, or entering into discussions or negotiations with, any person (other than an Affiliate of Ranger) that makes an unsolicited Acquisition Proposal after the date hereof, if the Board of Directors of Ranger, after consultation with outside legal counsel, determines in good faith that the failure to engage in such negotiations or discussions, or disclose such non-public information, would be reasonably expected to be a breach of, or would be inconsistent with, the Board of Directors' fiduciary duties under applicable law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.1. by any officer, director or employee of Bumgarner or Ranger, or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Bumgarner or Ranger or any of its subsidiaries shall be deemed to be a breach of this Section 5.1. by Bumgarner or Ranger, respectively.

         (c) If Ranger completes an Acquisition Transaction notwithstanding the foregoing, Ranger will, immediately prior to completing the Acquisition Transaction, pay Bumgarner $500,000 in cash as liquidated damages and in lieu of any other liability that Ranger or any of its Affiliates might have to Bumgarner. Ranger may not, directly or indirectly, complete any Acquisition Transaction unless simultaneously or prior thereto.

         (d)      For purposes of this Agreement,

         (i) "Acquisition Proposal" shall mean any offer or proposal (other than the Contemplated Transactions) relating to any Acquisition Transaction.

         (ii) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the Contemplated Transactions involving:

              (A) any acquisition or purchase from Bumgarner by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a five percent (5%) interest in the total outstanding voting securities of Ranger or Bumgarner, as the case may be, or any of their respective subsidiaries or any tender offer or exchange offer that if completed would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning five percent (5%) or more of the total outstanding voting securities of Ranger or Bumgarner, as the case may be, or any of their respective subsidiaries or any merger, consolidation, business combination or similar transaction involving Ranger or Bumgarner pursuant to which the shareholders of Ranger or Bumgarner, as the case may be, immediately preceding such transaction hold less than ninety-five percent (95%) of the equity interests in the surviving or resulting entity of such transaction;

              (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than five percent (5%) of the assets of Bumgarner or
                     (3) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Ranger or Bumgarner and

            (e) In addition to the obligations of Bumgarner and Ranger, respectively, set forth in this Section 5.1, Bumgarner and Ranger, as promptly as practicable, and in any event within 24 hours, shall advise the other party orally and in writing of any request for information or inquiry which Bumgarner or Ranger reasonably believes constitutes or could reasonably be expected to lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such inquiry, request, or Acquisition Proposal, and the identity of the person or group making any such inquiry, request, or Acquisition Proposal. Bumgarner will keep Ranger informed, and Ranger will keep Bumgarner informed, in all material respects of the status and details (including material amendments or proposed amendments) or any such inquiry, request, or Acquisition Proposal. In addition to the foregoing, Bumgarner and Ranger shall each:

         (i) provide the other party with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Bumgarner's or Ranger's Board of Directors, but in no event less than eight hours) of any meeting of Bumgarner's or Ranger's Board of Directors at which Board of Directors is reasonably expected to consider an Acquisition Proposal, and

         (ii) provide the other party with at least two business days prior written notice of a meeting of Bumgarner's or Ranger's Board of Directors at which Board of Directors is reasonably expected to recommend an Acquisition Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Acquisition Proposal.

         5.2 Public Disclosure. Ranger and Bumgarner will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

         5.3      Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to complete and make effective, in the most expeditious manner practicable, the Merger and the other Contemplated Transactions, including using reasonable efforts to accomplish the following:

         (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Section 7 to be satisfied;

         (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Bodies and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Body;

        (iii) the obtaining of all necessary consents, approvals or waivers from third parties;

         (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the completion of the Contemplated Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed and

         (v) the execution or delivery of any additional instruments necessary to complete the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (vi) (A) In connection with and without limiting the foregoing, Bumgarner and its Board of Directors on the one hand, and Ranger and its Board of Directors on the other hand, shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the Contemplated Transactions, use all reasonable efforts to ensure that the Merger and the other Contemplated Transactions may be completed as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the Contemplated Transactions.

            (B) Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Ranger or Bumgarner or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

         (b) Bumgarner shall give prompt notice to Ranger of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Bumgarner to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) Ranger shall give prompt notice to Bumgarner of any representation or warranty made by it or BEI Acquisition contained in this Agreement becoming untrue or inaccurate, or any failure of Ranger or BEI Acquisition to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.4 Third Party Consents. As soon as practicable following the date hereof, Ranger and Bumgarner will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the completion of the Contemplated Transactions.

         5.5 Indemnification. From and after the Effective Time, Ranger will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Bumgarner pursuant to any indemnification agreements between Bumgarner and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under Bumgarner Organizational Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in Bumgarner Organizational Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

6 ADDITIONAL COVENANTS OF THE PARTIES. The parties hereto hereby agree as follows with respect to the period from and after the date of this Agreement.

         6.1 Mutual Covenants.

         (a) Tax-Deferred Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a tax-deferred "reorganization" under Section 368(a) of the Code.

         (b) Confidentiality; Access to Information.

         (i) Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and representatives (collectively, the "Representatives"), to hold, in confidence all confidential documents and information concerning the other parties hereto and the Subsidiary furnished to such party in connection with the Contemplated Transactions, including, without limitation, all analyses, compilations, studies or records prepared by the party receiving the information or by such party's Representatives, that contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The party furnishing any Confidential Material is herein referred to as the "Delivering Company" and the party receiving any Confidential Material is herein referred to as the "Receiving Company."

         (ii) The Receiving Company agrees that the Confidential Material will not be used other than for the purpose of the transaction contemplated by this Agreement, and that such information will be kept confidential by the Receiving Company and its Representatives; provided, however, that (1) any of such information may be disclosed to the Representatives who need to know such information for the purpose described above (it being understood that each such Representative shall be informed by the Receiving Company of the confidential nature of such information, shall be directed by the Receiving Company to treat such information confidentially and not to use it other than for the purpose described above and shall agree to be bound by the terms of this Section 6.1 in any event, the Receiving Company shall be responsible for any breach of this Agreement by any of its Representatives) and (2) any other disclosure of such information may be made if the Delivering Company has, in advance, consented to such disclosure in writing. The Receiving Company will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby.

        (iii) Notwithstanding the foregoing, if the Receiving Company or any of its Representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Company will promptly notify the Delivering Company of such request or requirement so that the Delivering Company may seek an appropriate protective order and/or waive the Receiving Company's compliance with the provisions or this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Company or any of its Representatives is nonetheless, in the reasonable written opinion of the Receiving Company's counsel, compelled to disclose Confidential Material to any tribunal, the Receiving Company or such Representative, after notice to the Delivering Company, may disclose such information to such tribunal. The Receiving Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Material so disclosed. The Receiving Company or such Representative shall not be liable for the disclosure of Confidential Material hereunder to a tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by the Receiving Company or any of its Representatives not permitted by this Agreement.

         (iv) This Section 6.1(iv) shall be inoperative as to particular portions of the Confidential Material if such information (1) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or its Representatives; (2) was available to the Receiving Company on a non- confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or the Delivering Company's Representatives or (3) becomes available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or the Delivering Company's Representatives, provided that such source is not known by the Receiving Company, after reasonable inquiry, to be bound by a confidentiality agreement with the Delivering Company or the Delivering Company's Representatives and is not otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (1) and (2) above shall not relieve the Receiving Company or its Representatives of the prohibitions of the confidentiality provisions of this Section 6.1(iv) with respect to the balance of the Confidential Material.

         (v) If this Agreement is terminated, each party hereto will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the party from whom such Confidential Material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

         (c) Shareholder Approval. Following the execution of this Agreement, Bumgarner will promptly either convene a special meeting of its stockholders for the purpose of approving the Contemplated Transactions or will obtain promptly such approval by written consent without a meeting. In connection with seeking such approval, Bumgarner will distribute to its stockholders such materials prepared by Ranger as Ranger reasonably deems necessary to assure that the issuance of the Ranger Common Stock referred to in Section 2.5 is exempt from registration under the Securities Act and applicable state securities laws.

         (d) Tender Offer. Promptly following the execution of this Agreement, Bumgarner will file with the SEC the tender offer statement separately agreed upon prior to the execution of this Agreement (the "Tender Offer Statement") and Bumgarner will offer to purchase up to 4,225,000 shares of the currently outstanding 5,278,644 shares of Ranger Common Stock in a public tender offer for a price of $2.00 per share as contemplated by the Tender Offer Statement (the "Tender Offer"). The parties agree not to complete the Tender Offer unless the Merger is also completed simultaneously; the parties agree not to complete the Merger unless the Tender Offer is also completed simultaneously.

         (i) In connection therewith, Ranger, BEI Acquisition and Bumgarner will prepare and file the tender offer statement and any other filings required under the Exchange Act, the Securities Act or any other Federal or blue sky laws relating to the Merger and the Contemplated Transactions (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any supplements to the tender offer statement, or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the tender offer statement, the Merger or any Other Filing.

         (ii) The tender offer statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Each party agrees to cooperate with the other to provide all materials, documents, exhibits and other requested information necessary to assure such compliance.

         (iii) The tender offer statement will also include the approval of this Agreement and the Merger and an agreement by the Board of Directors not to oppose the tender offer, subject to the right of the Board of Directors of Bumgarner to withdraw its recommendation.

         (iv) Whenever any event occurs which is required to be set forth in an amendment or supplement to the tender offer statement or any Other Filing, Ranger or Bumgarner, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Bumgarner, such amendment or supplement.

         (v) The Tender Offer will be completed at the Effective Time simultaneously with the completion of the Merger.

         (vi) Simultaneously with the closing of the Tender Offer, Ranger will cooperate with Bumgarner to provide Bumgarner with sufficient capital to permit it to complete the Tender Offer, including providing cash collateral to permit Bumgarner to borrow the necessary funds from another party.

         (e) Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of Bumgarner, Ranger and BEI Acquisition agrees to use its Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Contemplated Transactions, including the satisfaction of the respective conditions set forth in Article 7.
 .
         6.2 Covenants of Bumgarner. During the period from the date of this Agreement to the Effective Time or the date of termination of this Agreement, Bumgarner shall use its reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect, and will take no actions which are intended or reasonably likely to cause any representations in this Agreement to become untrue.

         6.3 Covenants of Ranger. During the period from the date of this Agreement to the Effective Time or the date of termination of this Agreement, Ranger shall use its reasonable efforts to maintain and preserve its business organizations and to retain the services of its respective officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect, and will take no actions which are intended or reasonably likely to cause any representations in this Agreement to become untrue.

         6.4  Closing and Post-Closing Covenants.

         (a) Resignation of Directors. At the Closing, the directors of Ranger will appoint designees of Bumgarner to serve as directors of Ranger commencing at the Effective Time, and the persons who served as directors of Ranger prior to the Effective Time will resign.

         (b) Resignation of Officers. The officers of Ranger will resign effective as of the Effective Time.

         (c) Consulting Agreement.

         (i) Morton Handel and Ranger will enter into a new consulting agreement in the form attached hereto as Exhibit 6.4(c)(i), Ranger will pay the consulting fee provided in that agreement at the Effective Time, and the existing employment agreement between Morton Handel and Ranger will be terminated thereby.

         (ii) At the Effective Time, Ranger and S&H Consulting will enter into an amendment to the existing consulting agreement, in the form attached hereto as Exhibit 6.4(c)(ii) and Ranger will pay the fees provided in that agreement at the Effective Time.

         (d) Limitation on Related Party Transactions. For a period of two years following the Effective Time, Ranger will not, and will not permit any of its Affiliates to, engage in any transaction with Ranger or any of its Subsidiaries in which the amount involved exceeds $100,000 unless Ranger receives a fairness opinion from an independent firm experienced in the industry in which Ranger is then principally engaged and which is regularly engaged as part of its business in rendering fairness opinions, which concludes that the proposed transaction is fair to Ranger except:

         (i) Entering into an agreement to pay compensation to Charles G. Masters at the rate of $10,000 per month for services to be rendered to Ranger on a substantially full- time basis; and

         (ii) Performing its obligations under the Henryetta Joint Venture Agreement, including any drilling opportunities that may be presented to the joint venturers, on the same terms as offered to the other joint venturers (with a promotional interest to the manager of the joint venture not less favorable to the joint venture than paid to the manager in connection with the first four wells described in the Offer to Purchase), and adding property to the joint venture for additional exploratory or development drilling, provided that (subject to a promotional interest to the manager as described above) all joint venturers are treated in accordance with the joint venture agreement.

7        CONDITIONS.

         7.1 Mutual Conditions. The obligations of the parties hereto to complete the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the completion of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Body which prevents the completion of the Merger.

         (b) No Proceeding shall be instituted by any Governmental Body which seeks to prevent completion of the Merger or seeking material damages in connection with the Contemplated Transactions which continues to be outstanding.

         (c) Shareholder Approval shall have been obtained.

         (d) The Tender Offer shall have been completed by, or will be completed at, the Effective Time.

         (e) Bumgarner shall have received a written opinion from its tax counsel in the form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn.

         7.2 Conditions to Obligations of BEI Acquisition and Ranger. The obligations of BEI Acquisition and Ranger to complete and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Ranger:

         (a) Each representation and warranty of Bumgarner contained in this Agreement

         (i)  shall have been true and correct as of the date hereof and

         (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (1) for such failures to be true and correct that do not in the aggregate constitute a Bumgarner Material Adverse Effect; and (2) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (1)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Bumgarner Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to Bumgarner Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

         (b) Bumgarner shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by such parties hereunder prior to the Effective Time.

         (c) Since the date of this Agreement, there shall not have been any Bumgarner Material Adverse Effect or any material adverse effect on the ability of Bumgarner to complete the Contemplated Transactions.

         (d) Bumgarner shall have furnished BEI Acquisition and Ranger with a certificate dated the Closing Date signed on behalf of it by its President to the effect that the conditions set forth in Sections 7.2(a), (b), and (c) have been satisfied.

         (e) BEI Acquisition and Ranger shall have received a customary legal opinion of counsel to Bumgarner, dated the Closing Date, in form reasonably acceptable to Ranger to the effect that this Agreement has been duly authorized, executed and delivered by Ranger, that Shareholder Approval has been obtained and that the Merger has become effective.

         (f) Bumgarner shall have obtained all material consents, waivers, approvals, authorizations or orders, and made all filings in connection with the authorization, execution and delivery of this Agreement by Bumgarner and the completion by each of the Contemplated Transactions.

         (g) Bumgarner shall have fully complied with all of their obligations and covenants set forth in Section 6 above.

         (h) Ranger shall be reasonably satisfied that the issuance of shares of Ranger Common Stock to be issued in the Merger, as provided in Section 2.5, is exempt from registration under the Securities Act and applicable state securities laws.

         7.3 Conditions to Obligations of Bumgarner. The obligations of Bumgarner to complete and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Bumgarner:

         (a) Each representation and warranty of Ranger and BEI Acquisition contained in this Agreement

         (i)  shall have been true and correct as of the date hereof and

         (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (1) for such failures to be true and correct that do not in the aggregate constitute a Ranger Material Adverse Effect; and (2) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (1)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Ranger Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to Ranger Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

         (b) Ranger and BEI Acquisition shall have each performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by such parties hereunder prior to the Effective Time.

         (c) Since the date of this Agreement, there shall not have been any Ranger Material Adverse Effect or any material adverse effect on the ability of Ranger or BEI Acquisition to complete the Contemplated Transactions.

         (d) Ranger shall have furnished Bumgarner with a certificate dated the Closing Date signed on behalf of it by its President to the effect that the conditions set forth in Sections 7.3(a), (b), and (c) have been satisfied.

         (e) Bumgarner shall have received a customary legal opinion, dated the Closing Date, of counsel to Ranger, in form reasonably acceptable to Bumgarner to the effect that this Agreement has been duly authorized, executed and delivered by Bumgarner, and that the shares of Ranger Common Stock to be issued in the Merger, as provided in Section 2.5, have been duly authorized and, when so issued, will be validly issued, fully paid and non- assessable.

         (f) Ranger shall have obtained all material consents, waivers, approvals, authorizations or orders, and made all filings in connection with the authorization, execution and delivery of this Agreement by Bumgarner and the completion by each of the Contemplated Transactions.

         (g) Ranger shall have fully complied with all of their obligations and covenants set forth in Section 6 above.

8        TERMINATION.

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

         (a) By mutual written consent duly authorized by the Boards of Directors of Ranger and Bumgarner;

         (b) By either Bumgarner or Ranger if the Merger shall not have been completed by March 31, 2001, for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) By either Bumgarner or Ranger if a Governmental Body shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

         (d) By Bumgarner, upon a breach of any representation, warranty, covenant or agreement on the part of Ranger set forth in this Agreement, or if any representation or warranty of Ranger shall have become untrue, in either case such that the conditions set forth in
         Section 7.3(a), (b), or (c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Ranger's representations and warranties or breach by Ranger is curable by Ranger, then Bumgarner may not terminate this Agreement under this
         Section 8.1(d) for 30 days after delivery of written notice from Bumgarner to Ranger of such breach, provided Ranger continues to exercise best efforts to cure such breach (it being understood that Bumgarner may not terminate this Agreement pursuant to this paragraph 8.1(d) if such breach by Ranger is cured during such 30 day period);

         (e) By Ranger, upon a breach of any representation, warranty, covenant or agreement on the part of Bumgarner set forth in this Agreement, or if any representation or warranty of Bumgarner shall have become untrue, in either case such that the conditions set forth in Section 7.2.(a), (b), or (c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Bumgarner's representations and warranties or breach by Bumgarner is curable by Bumgarner, then Ranger may not terminate this Agreement under this
         Section 8.1(e) for 30 days after delivery of written notice from Ranger to Bumgarner of such breach, provided Bumgarner continues to exercise best efforts to cure such breach (it being understood that Ranger may not terminate this Agreement pursuant to this paragraph 8.1(e) if such breach by Bumgarner is cured during such 30 day period);

         (f) By Ranger, if it shall have received an Acquisition Proposal (other than from an Affiliate of Ranger), and (i) Ranger's Board of Directors determines (1) in its good faith judgment that such Acquisition Transaction proposal represents a more favorable financial alternative to Bumgarner's stockholders than the Merger and (2) after consultation with outside legal counsel, determines in good faith that failure to accept such Acquisition Proposal would be reasonably expected to be a breach of, or would be inconsistent with, the Board of Directors' fiduciary duties under applicable law, provided that Ranger has complied with its agreements in Section 5.1, including payment of the amount referred to in Section 5.1(c).

         8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1. above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 8.1.). In the event of the termination of this agreement as provided in Section 8.2., this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2.,
Section 6.1, Section 8.3, and Section 9, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

         8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses whether or not the Merger is completed; provided, however, that Ranger and Bumgarner shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the tender offer statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

         8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Ranger, BEI Acquisition and Bumgarner.

         8.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed,

         (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

         (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and

         (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

         (d) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9        MISCELLANEOUS.

         9.1 Survival of Representations and Warranties. The representations and warranties of Bumgarner, Ranger and BEI Acquisition contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         9.2 Notices. Except as otherwise set forth herein, all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:


         Bumgarner:                         Bumgarner Enterprises, Inc.
                                            c/o Charles G. Masters
                                            3400 East 82nd Way
                                            St. Petersburg, FL 33710
                                            Telephone No.: (727) 381-4904
                                            Telecopy No.:       (727) 381-3904

            With a copy to:                 Norton Lidstone, P.C.
                                            5445 DTC Parkway
                                            The Quadrant, Suite 850
                                            Greenwood Village, CO 80111
                                            Attention:     Herrick K. Lidstone, Jr., Esq.
                                            Telephone No.: (303) 221-5552
                                            Telecopy No.:  (303) 221-5553

         BEI Acquisition and Ranger:        Ranger Industries, Inc. and BEI Acquisition
                                                     Corporation
                                            One Regency Drive
                                            Bloomfield, CT 06002
                                            Attention: President
                                            Telephone No.: (860) 726-9006
                                            Telecopy No.:  (860) 726-9011

            With a copy to:                 John Turitzin, Esq.
                                            Paul, Hastings, Janofsky & Walker LLP
                                            399 Park Avenue
                                            New York, NY 10022
                                            Telephone No.: (212) 318-6873


                                            Telecopy No.:    (212) 230-7705



or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given (i) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means) and (ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         9.3 Further Assurances. The parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

         9.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

         9.5 Entire Agreement and Modification. This Agreement, including all exhibits and schedules hereto, are intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         9.6 Assignments, Successors and No Third-Party Rights. This Agreement shall apply to and be binding in all respect upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity.

         9.7 Section Headings, Construction. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

         9.8 Time of Essence. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

         9.9 Governing Law. Except to the extent mandatorily governed by the laws of the State of Connecticut, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute, but one and the same agreement.

                                   SIGNATURES

                IN WITNESS WHEREOF, Bumgarner, BEI Acquisition and Ranger, by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                   Ranger:

                                   Ranger Industries, Inc.


                                   By:  /s/ Morton Handel
                                      ---------------------------------
                                   Name:    Morton Handel
                                   Title:   President


                                   BEI Acquisition:

                                   BEI Acquisition Corporation


                                   By:  /s/ Morton Handel
                                      ---------------------------------
                                   Name:    Morton Handel
                                   Title:   President


                                   Bumgarner:

                                   Bumgarner Enterprises, Inc.


                                   By:  /s/ Charles G. Masters
                                      ---------------------------------
                                   Name: Charles G. Masters
                                   Title:   President